Exhibit 99.1

Assertio to Be Acquired by Zydus Worldwide DMCC for $23.50 Per Share in Cash

All-Cash Tender Offer of $23.50 per share or $166.4 Million

Offer Represents 30.6% Premium to Original Agreement with Garda Therapeutics AND 75.8% Premium to Unaffected Price

LAKE FOREST, IL., May 13, 2026 – Assertio Holdings, Inc. (Nasdaq: ASRT) (“Assertio” or the “Company”) today announced that, following an engagement process outlined under the revised merger agreement (the “Garda Merger Agreement”) with Garda Therapeutics, Inc. (“Garda”), the Company’s Board of Directors (the “Board”) approved a definitive agreement with Zydus Worldwide DMCC, a subsidiary of Zydus Lifesciences Limited (“Zydus”) to acquire all outstanding shares of Assertio common stock for $23.50 per share in cash, representing total consideration of approximately $166.4 million (the “Zydus Offer”). The Board determined that the Zydus Offer constituted a “Superior Proposal” under the Garda Merger Agreement and authorized the Company to terminate the Garda agreement announced on May 4, 2026 and enter into the transaction with Zydus (the “Zydus Transaction”).

The Zydus Offer of $23.50 per share in cash represents a 30.6% premium to the $18.00 per share all-cash transaction with Garda announced on April 8, 2026, a 7.8% premium to the $21.80 per share all-cash transaction with Garda announced on May 4, 2026, and a 75.8% premium to the Company’s unaffected closing stock price on March 20, 2026 – the day before significant share price and trading volume movement.

In making its determination that the Zydus Offer represented a Superior Proposal, the Board considered Zydus’ strong execution profile, including that the Zydus Offer has no financing contingencies, requires no third-party financing, and is fully guaranteed by a creditworthy Zydus entity, providing Assertio with direct recourse in the event of a breach or failure to close.

Heather Mason, Chair of the Assertio Board of Directors, stated: “We are pleased that the comprehensive and disciplined strategic review process undertaken by the Board has yielded this outcome. After carefully evaluating all relevant factors, including price, certainty of value, execution risk and overall transaction terms, the Board determined that the Zydus offer represents the best path available to Assertio shareholders. I want to thank everyone involved for their continued dedication throughout this process.”

Transaction Overview

Under the terms of the Zydus Transaction, Zydus will promptly commence a tender offer to acquire all outstanding shares of Assertio common stock for $23.50 per share in cash, without interest, representing total cash consideration of approximately $166.4 million. The Board unanimously recommends that Assertio stockholders tender their shares into the Zydus Transaction.

The Zydus Transaction is expected to close in the second quarter of 2026, subject to customary closing conditions, including the tender of a majority of the Company’s outstanding shares. No regulatory approvals are expected to be required.

Following the successful completion of the tender offer, Zydus will acquire any remaining shares through a second-step merger at the same price of $23.50 per share in cash. Upon completion of the transaction, Assertio’s common stock will no longer be listed on Nasdaq.

Assertio will file a current report on Form 8-K with the U.S. Securities and Exchange Commission (the “SEC”) containing a summary of the terms and conditions of the Zydus Transaction. The Company also expects to file a Schedule 14D-9 with the SEC in connection with the tender offer, which will include additional information regarding the transaction and the strategic review process.

Advisors

Moelis & Company LLC is serving as financial advisor, Gibson, Dunn & Crutcher LLP as legal counsel, and Longacre Square Partners as strategy and communications advisor to Assertio.

About Assertio

Assertio is a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs. Our focus is on supporting patients by marketing products primarily in the oncology market. To learn more about Assertio, visit www.assertiotx.com.

Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced. This communication is for information purposes only and is neither an offer to buy nor a solicitation of an offer to sell any securities of Assertio Holdings, Inc. (“Assertio”), nor is it a substitute for the tender offer materials that Zydus Worldwide DMCC (“Zydus”) and its wholly owned acquisition subsidiary, Zara Merger Sub, Inc. (“Merger Sub”), will file with the Securities and Exchange Commission (the “SEC”). The solicitation and the offer to buy shares of Assertio’s common stock will only be made pursuant to a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Zydus and Merger Sub intend to file with the SEC. In addition, Assertio will file with the SEC a Solicitation/ Recommendation Statement on Schedule 14D-9 with respect to the tender offer.

Once filed, investors will be able to obtain the tender offer statement on Schedule TO, the offer to purchase, the Solicitation/Recommendation Statement of Assertio on Schedule 14D-9 and related materials with respect to the tender offer and merger, free of charge at the website of the SEC at www.sec.gov or from the information agent named in the tender offer materials. Investors may also obtain, at no charge, the documents filed with or furnished to the SEC by Assertio under the “Investors” section of Assertio’s website at www.assertiotx.com.

STOCKHOLDERS AND INVESTORS ARE STRONGLY ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT OF ASSERTIO ON SCHEDULE 14D-9 AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs. Forward-looking statements speak only as of the date they are made and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur.

In particular, this communication includes forward-looking statements regarding Assertio Holdings, Inc. (“Assertio” or the “Company”), the proposed tender offer by Zara Merger Sub, Inc., a wholly owned subsidiary of Zydus Worldwide DMCC (“Zydus”), to acquire all outstanding shares of the Company’s common stock and the subsequent merger pursuant to which the Company would become a wholly owned subsidiary of Zydus, including, without limitation, statements regarding the expected timing and completion of these transactions and the parties’ ability to satisfy the conditions to consummation.

Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “plan,” “potential,” “project,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology.

These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, many of which are beyond the Company’s control and subject to change. Actual results could differ materially from those expressed or implied by these forward-looking statements. Important factors that could cause actual results to differ materially include, among others: risks associated with the timing of the closing of the proposed transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed transaction will not occur in which case Rolvedon would be the Company’s only product; uncertainties as to how many of the Company’s stockholders will tender their shares in the offer; the possibility that competing offers will be made; the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction; the outcome of any legal proceedings that may be instituted against the parties and others related to the transaction; unanticipated difficulties or expenditures relating to the proposed transaction; the effect of the announcement or pendency of the proposed transaction on the Company’s business and operating results (including the response of business partners and competitors and potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction); risks related to the diverting of management’s attention from the Company’s ongoing business operations; and other risks and uncertainties identified in the Company’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings. Many of these risks and uncertainties may be exacerbated by public health emergencies and general macroeconomic conditions.

The foregoing list of factors is not exhaustive. You should not place undue reliance on any forward-looking statements. The Company does not assume, and hereby disclaims, any obligation to update or revise any forward-looking statements, except as required by law.

Investor and Media Contact

Longacre Square Partners

assertio@longacresquare.com